Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com
Park Hotels & Resorts Inc. Reports First Quarter 2024 Results
TYSONS, VA (April 30, 2024) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the first quarter ended March 31, 2024 and provided an operational update.
Selected Statistical and Financial Information
(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended March 31,
	2024	2023	Change(1)
Comparable RevPAR	$175.65	$162.91	7.8%
Comparable Occupancy	70.9%	67.4%	3.5	% pts
Comparable ADR	$247.91	$241.96	2.5%

Comparable Total RevPAR	$289.68	$271.73	6.6%

Net income(2)	$29	$33	(12.1)%
Net income attributable to stockholders(2)	$28	$33	(15.2)%

Operating income	$92	$80	15.1%
Operating income margin	14.5%	12.4%	210	bps

Comparable Hotel Adjusted EBITDA(2)	$168	$145	16.0%
Comparable Hotel Adjusted EBITDA margin(2)	27.3%	25.4%	190	bps

Adjusted EBITDA(2)	$162	$146	11.0%
Adjusted FFO attributable to stockholders	$111	$92	20.7%

Earnings per share - Diluted(1)	$0.13	$0.15	(13.3)%
Adjusted FFO per share – Diluted(1)	$0.52	$0.42	23.8%
Weighted average shares outstanding – Diluted	211	221	(10)
______________________________________________
(1)Amounts are calculated based on unrounded numbers.
(2)In Q1 2024, Park recognized a $5 million benefit resulting from grant money received from the Massachusetts Growth Capital Corporation's Hotel & Motel Relief Grant Program, and Park's Hawaii hotels benefited from a state unemployment tax refund of approximately $4 million. Excluding these items, Comparable Hotel Adjusted EBITDA would have increased 40 bps compared to the prior year.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, "I am incredibly pleased with our first quarter results as demand trends accelerated across all segments, fueled by the strategic investments we have made in Hawaii, Key West and Orlando that we believe will continue to drive performance in 2024 and beyond. Sector-leading Comparable RevPAR increased nearly 8% compared to the first quarter of 2023, exceeding overall upper upscale hotel performance by nearly 500 basis points as reported by Smith Travel Research. This is exceptionally strong performance given a tough year-over-year comparison, with Comparable RevPAR for the first quarter of 2023 increasing 28% over the first quarter of 2022. Performance at our resort and urban hotels continues to accelerate, each with Comparable RevPAR growth of 8% compared to the first quarter of 2023. Combined RevPAR at our Hawaii hotels increased nearly 7% compared to the first quarter of 2023 due to an increase in both group and transient demand, primarily at the Hilton Hawaiian Village resort where RevPAR increased nearly 8%. Following transformative renovation projects in 2023, the Casa Marina resort in Key West experienced RevPAR gains in excess of 34% driven by a 24% increase in rate compared to the first quarter of 2023, while RevPAR at the Bonnet Creek Orlando complex increased nearly 9%, led by an increase in RevPAR at the Signia Bonnet Creek hotel of over 16%. Group demand continues to improve with 2024 Comparable Group Revenue Pace up nearly 11% compared to the same time last year, driven by accelerated business demand, an increase in citywide events and strong convention calendars at our New York, New Orleans and Chicago hotels.

With current liquidity of over $1.3 billion, we remain laser-focused on executing on our strategic objectives in 2024 to create long-term shareholder value, including reshaping our portfolio through investing in value-enhancing ROI projects, disposing of non-core assets and strengthening our balance sheet by extending maturities.”
Additional Highlights
•In March 2024, Park received the 2024 ENERGY STAR Partner of the Year Award for Energy Management for the second consecutive year, the only hotel company to once again earn this recognition for its energy management program;
•In April 2024, Park paid its first quarter 2024 cash dividend of $0.25 per share to stockholders of record as of March 29, 2024, an increase of 67% to Park's 2023 recurring quarterly dividend of $0.15 per share; and
•In April 2024, Park declared its second quarter 2024 cash dividend of $0.25 per share to stockholders of record as of June 28, 2024, to be paid on July 15, 2024.
Operational Update
Changes in Park's 2024 Comparable ADR, Occupancy and RevPAR compared to the same period in 2023, and 2024 Comparable Occupancy were as follows:

	Comparable ADR	Comparable Occupancy		Comparable RevPAR	Comparable Occupancy
	2024 vs 2023	2024 vs 2023		2024 vs 2023	2024
Jan 2024	4.1%	5.3	% pts	13.4%	65.0%
Feb 2024	3.4	3.5		8.7	70.8
Mar 2024	0.7	1.8		3.1	76.7
Q1 2024	2.5	3.5		7.8	70.9

Preliminary Apr 2024	0.5	(1.1)		(1.0)	74.8

Preliminary YTD Apr 2024	1.9	2.4		5.4	71.8

Changes in Park's 2024 Comparable ADR, Occupancy and RevPAR for the three months ended March 31, 2024 compared to the same period in 2023, and 2024 Comparable Occupancy for the three months ended March 31, 2024 by hotel type were as follows:

	Three Months Ended March 31,
	Comparable ADR	Comparable Occupancy		Comparable RevPAR	Comparable Occupancy
	2024 vs 2023	2024 vs 2023		2024 vs 2023	2024
Resort	5.1%	2.2	% pts	8.0%	82.4%
Urban	0.1	4.7		8.1	63.0
Airport	0.9	3.1		5.5	70.7
Suburban	1.1	4.4		9.2	59.6
All Types	2.5	3.5		7.8	70.9

The Comparable Rooms Revenue mix for the three months ended March 31, 2024 and 2023 were as follows:

	Three Months Ended March 31,
	2024	2023	Change
Group	32.9%	31.1%	1.8%
Transient	59.5	62.2	(2.7)
Contract	5.5	4.5	1.0
Other	2.1	2.2	(0.1)
Park continued to see improvements in demand as business travel accelerated and group demand continued to witness ongoing strength at both its urban and resort hotels, increasing Comparable group revenues for the first quarter of 2024 by over 15% year-over-year. Comparable RevPAR growth for the first quarter was driven by increases in Comparable RevPAR at both its resort and urban hotels of 8% year-over-year. The growth in Comparable RevPAR at Park's urban portfolio resulted from the continued acceleration of group business in New York, New Orleans and Chicago where RevPAR at the New York Hilton Midtown and the Hilton New Orleans Riverside increased over 11% and 13%, respectively, while combined RevPAR at its Chicago hotels increased nearly 11% led by an increase in RevPAR at the Hilton Chicago of nearly 18%. At Park's resort hotels, group demand at its Hawaii hotels continued to improve, increasing combined RevPAR by nearly 7% versus prior year, which was primarily driven by the Hilton Hawaiian Village resort where group rooms revenue increased nearly 41% versus prior year, while the Bonnet Creek Orlando complex saw the highest combined group rooms revenue quarter in the property's history, increasing nearly 38% versus prior year.

During the first quarter of 2024, projected Comparable group revenues for 2024 increased by nearly $56 million or approximately 240,000 Comparable group room nights. At the end of March 2024, Comparable Group Revenue Pace and room night bookings for 2024 increased approximately 11% and 6% as compared to what 2023 group bookings were at the end of March 2023, respectively, with 2024 average Comparable group rates projected to exceed 2023 average group rates by 4% for the same time period.
Results for Park's Comparable hotels in each of the Company’s key markets are as follows:

(unaudited)			Comparable ADR			Comparable Occupancy				Comparable RevPAR
	Hotels	Rooms	1Q24	1Q23	Change(1)	1Q24	1Q23	Change		1Q24	1Q23	Change(1)
Hawaii	2	3,507	$311.13	$298.27	4.3%	90.2%	88.1%	2.1	% pts	$280.53	$262.80	6.7%
Orlando	3	2,325	283.63	274.48	3.3	74.2	72.3	1.9		210.46	198.43	6.1
New York	1	1,878	254.83	247.85	2.8	74.7	69.0	5.7		190.37	170.94	11.4
New Orleans	1	1,622	227.65	229.38	(0.8)	75.0	65.6	9.4		170.75	150.51	13.4
Boston	3	1,536	191.00	186.11	2.6	74.3	70.5	3.8		141.85	131.17	8.1
Southern California	5	1,773	199.19	208.91	(4.7)	74.6	73.3	1.3		148.65	153.13	(2.9)
Key West	2	461	671.01	575.05	16.7	84.1	79.1	5.0		564.62	454.92	24.1
Chicago	3	2,467	166.20	161.20	3.1	41.8	38.9	2.9		69.45	62.66	10.8
Puerto Rico	1	652	347.89	310.15	12.2	83.7	85.6	(1.9)		291.32	265.53	9.7
Washington, D.C.	2	1,085	181.36	168.96	7.3	66.9	64.5	2.4		121.32	109.01	11.3
Denver	1	613	170.58	167.16	2.0	63.5	60.5	3.0		108.28	101.06	7.1
Miami	1	393	350.53	336.76	4.1	86.5	87.8	(1.3)		303.19	295.51	2.6
Seattle	2	1,246	134.63	146.22	(7.9)	67.7	58.2	9.5		91.14	85.03	7.2
San Francisco	2	660	313.07	324.80	(3.6)	65.1	61.5	3.6		203.85	199.72	2.1
Other	10	3,210	175.28	176.68	(0.8)	60.3	57.1	3.2		105.69	100.90	4.8
All Markets	39	23,428	$247.91	$241.96	2.5%	70.9%	67.4%	3.5	% pts	$175.65	$162.91	7.8%
______________________________________________
(1)Calculated based on unrounded numbers.
Balance Sheet and Liquidity
Park's current liquidity is over $1.3 billion, including approximately $950 million of available capacity under the Company's revolving credit facility ("Revolver"). As of March 31, 2024, Park's Comparable Net Debt was approximately $3.5 billion, which excludes the $725 million non-recourse CMBS Loan ("SF Mortgage Loan") secured by 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the "Hilton San Francisco Hotels").
As of March 31, 2024, the weighted average maturity of Park's consolidated debt, excluding the SF Mortgage Loan, is 3.2 years.

Park had the following debt outstanding as of March 31, 2024:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of March 31, 2024
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	September 2024(1)	$54
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	128
Mortgage loan	DoubleTree Hotel Spokane City Center	3.62%	July 2026	14
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	158
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2025 Senior Notes		7.50%	June 2025	650
2028 Senior Notes		5.88%	October 2028	725
2029 Senior Notes		4.88%	May 2029	750
Finance lease obligations		7.66%	2024 to 2028	1
Fixed Rate Debt		5.24%(2)		3,785

Variable Rate Debt
Revolver(3)	Unsecured	SOFR + 2.00%(4)	December 2026	—
Total Variable Rate Debt		7.43%		—

Add: unamortized premium				1
Less: unamortized deferred financing costs and discount				(22)
Total Debt(5)(6)		5.24%(2)		$3,764
______________________________________________
(1)The loan matures in August 2042 but became callable by the lender in August 2022 with six months of notice. As of March 31, 2024, Park had not received notice from the lender.
(2)Calculated on a weighted average basis.
(3)Park has approximately $950 million of available capacity under the Revolver.
(4)SOFR includes a credit spread adjustment of 0.1%.
(5)Excludes $164 million of Park’s share of debt of its unconsolidated joint ventures.
(6)Excludes the SF Mortgage Loan, which is included in debt associated with hotels in receivership in Park's consolidated balance sheets. In June 2023, Park ceased making debt service payments toward the non-recourse SF Mortgage Loan, and Park received a notice of default. The stated rate on the loan is 4.11%, however, beginning June 1, 2023, the default interest rate on the loan is 7.11%. Additionally, beginning June 1, 2023, the loan accrues a monthly late payment administrative fee of 3% of the monthly amount due. In October 2023, the Hilton San Francisco Hotels were placed into court-ordered receivership, and thus, Park has no further economic interest in the operations of the hotels.
Capital Investments
Park expects to incur approximately $260 million to $280 million in capital improvement costs during 2024, of which $70 million was spent during the first quarter of 2024. Key upcoming renovations and return on investment projects include:

(dollars in millions)
Projects & Scope of Work	Estimated Start Date	Estimated Completion Date	Budget
Hilton Hawaiian Village Waikiki Beach Resort
Phase 1: Renovation of 392 guestrooms and the addition of 12 guestrooms through the conversion of suites to increase room count at the Rainbow Tower to 808	Q3 2024	Q1 2025	$44
Phase 2: Renovation of 404 guestrooms and the addition of 14 guestrooms through the conversion of suites to increase room count at the Rainbow Tower to 822	Q3 2025	Q1 2026	$45
Hilton Waikoloa Village
Phase 1: Renovation of 197 guestrooms and the addition of 6 guestrooms through the conversion of suites to increase room count at the Palace Tower to 406	Q3 2024	Q4 2024	$32
Phase 2: Renovation of 203 guestrooms and the addition of 5 guestrooms through the conversion of suites to increase room count at the Palace Tower to 411	Q3 2025	Q4 2025	$32
Lobby renovation: Renovation of the Palace Tower lobby	Q3 2025	Q4 2025	$3
Hilton New Orleans Riverside
Guestroom renovation: Renovation of 250 guestrooms at the 1,167-room Main Tower	Q3 2024	Q4 2024	$16

Dividends
Park declared a first quarter 2024 cash dividend of $0.25 per share to stockholders of record as of March 29, 2024. The first quarter 2024 cash dividend was paid on April 15, 2024.
On April 19, 2024, Park declared a second quarter 2024 cash dividend of $0.25 per share to be paid on July 15, 2024 to stockholders of record as of June 28, 2024. The declared dividends translate to an annualized yield of 6% based on recent trading levels. Park is currently targeting a pay-out ratio in the range of 65% to 70% of Adjusted FFO per share for the full year, which based on Park's current guidance, translates into an incremental top-off dividend to be declared during the fourth quarter of 2024.
Full-Year 2024 Outlook
Park expects full-year 2024 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)

	Full-Year 2024 Outlook as of April 30, 2024				Full-Year 2024 Outlook as of February 27, 2024				Change at Midpoint
Metric	Low		High		Low		High

Comparable RevPAR	$186		$188		$185		$188		$1
Comparable RevPAR change vs. 2023	4.0%		5.5%		3.5%		5.5%		25	bps

Net income	$151		$191		$146		$186		$5
Net income attributable to stockholders	$140		$180		$134		$174		$6
Earnings per share – Diluted(1)	$0.66		$0.85		$0.64		$0.83		$0.02
Operating income	$407		$446		$397		$436		$10
Operating income margin	15.4%		16.6%		15.1%		16.3%		30	bps

Adjusted EBITDA	$655		$695		$645		$685		$10
Comparable Hotel Adjusted EBITDA margin(1)	27.1%		28.1%		26.8%		27.8%		30	bps
Comparable Hotel Adjusted EBITDA margin change vs. 2023(1)	(70)	bps	30	bps	(100)	bps	—	bps	30	bps
Adjusted FFO per share – Diluted(1)	$2.07		$2.27		$2.02		$2.22		$0.05
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(1)Amounts are calculated based on unrounded numbers.
Park's outlook is based in part on the following assumptions:
•Comparable RevPAR for the second quarter of 2024 is expected to be between $197 and $201, representing year-over-year growth of 3% to 5%;
•The mortgage loan secured by the Hilton Denver City Center is not called by the lender during 2024;
•Includes 50 bps of RevPAR and $9 million of Hotel Adjusted EBITDA disruption from renovations at certain of Park's hotels, of which $8 million is associated with renovations at Park's Hawaii hotels;
•Adjusted FFO excludes $55 million of default interest and late payment administrative fees associated with default of the SF Mortgage Loan for full-year 2024, which began in June 2023 and is required to be recognized in interest expense until legal title to the Hilton San Francisco Hotels are transferred;
•Fully diluted weighted average shares for the full-year 2024 of 211 million; and
•Park's Comparable portfolio as of April 30, 2024 and does not take into account potential future acquisitions, dispositions or any financing transactions, which could result in a material change to Park’s outlook.
Park's full-year 2024 outlook is based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding macro-economic factors, such as inflation, changes in interest rates, supply chain disruptions and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change.
Supplemental Disclosures
In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call
Park will host a conference call for investors and other interested parties to discuss first quarter 2024 results on May 1, 2024 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ First Quarter 2024 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the effects of Park's decision to cease payments on its $725 million SF Mortgage Loan secured by the Hilton San Francisco Hotels and the lender's exercise of its remedies, including placing such hotels into receivership, as well as Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of Park's indebtedness, the completion of capital allocation priorities, the expected repurchase of Park's stock, the impact from macroeconomic factors (including inflation, elevated interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, FFO per share, Adjusted FFO per share, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net Debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.
About Park
Park is one of the largest publicly-traded lodging real estate investment trusts ("REIT") with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park's portfolio currently consists of 43 premium-branded hotels and resorts with over 26,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except share and per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Property and equipment, net	$7,441	$7,459
Contract asset	774	760
Intangibles, net	42	42
Cash and cash equivalents	378	717
Restricted cash	32	33
Accounts receivable, net of allowance for doubtful accounts of $3 and $3	125	112
Prepaid expenses	62	59
Other assets	40	40
Operating lease right-of-use assets	191	197
TOTAL ASSETS (variable interest entities – $231 and $236)	$9,085	$9,419
LIABILITIES AND EQUITY
Liabilities
Debt	$3,764	$3,765
Debt associated with hotels in receivership	725	725
Accrued interest associated with hotels in receivership	49	35
Accounts payable and accrued expenses	223	210
Dividends payable	57	362
Due to hotel managers	101	131
Other liabilities	206	200
Operating lease liabilities	218	223
Total liabilities (variable interest entities – $217 and $218)	5,343	5,651
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 211,377,190 shares issued and 210,525,968 shares outstanding as of March 31, 2024 and 210,676,264 shares issued and 209,987,581 shares outstanding as of December 31, 2023	2	2
Additional paid-in capital	4,154	4,156
Accumulated deficit	(367)	(344)
Total stockholders' equity	3,789	3,814
Noncontrolling interests	(47)	(46)
Total equity	3,742	3,768
TOTAL LIABILITIES AND EQUITY	$9,085	$9,419

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues
Rooms	$374	$382
Food and beverage	182	181
Ancillary hotel	62	65
Other	21	20
Total revenues	639	648

Operating expenses
Rooms	102	107
Food and beverage	123	127
Other departmental and support	145	158
Other property	52	60
Management fees	30	30
Impairment and casualty loss	6	1
Depreciation and amortization	65	64
Corporate general and administrative	17	16
Other	21	20
Total expenses	561	583

Gain on sale of assets, net	—	15
Gain on derecognition of assets	14	—

Operating income	92	80

Interest income	5	10
Interest expense	(53)	(52)
Interest expense associated with hotels in receivership	(14)	(8)
Equity in earnings from investments in affiliates	—	4
Other gain, net	—	1

Income before income taxes	30	35
Income tax expense	(1)	(2)
Net income	29	33
Net income attributable to noncontrolling interests	(1)	—
Net income attributable to stockholders	$28	$33

Earnings per share:
Earnings per share - Basic	$0.13	$0.15
Earnings per share - Diluted	$0.13	$0.15

Weighted average shares outstanding – Basic	209	220
Weighted average shares outstanding – Diluted	211	221

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended March 31,
	2024	2023
Net income	$29	$33
Depreciation and amortization expense	65	64
Interest income	(5)	(10)
Interest expense	53	52
Interest expense associated with hotels in receivership(1)	14	8
Income tax expense	1	2
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	3	3
EBITDA	160	152
Gain on sales of assets, net	—	(15)
Gain on derecognition of assets(1)	(14)	—
Share-based compensation expense	4	4
Impairment and casualty loss	6	1
Other items	6	4
Adjusted EBITDA	$162	$146
______________________________________________
(1)For the three months ended March 31, 2024, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed consolidated balance sheets, as Park expects to be released from this obligation upon final resolution with the lender.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
COMPARABLE HOTEL ADJUSTED EBITDA AND
COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended March 31,
	2024	2023
Adjusted EBITDA	$162	$146
Less: Adjusted EBITDA from investments in affiliates	(8)	(7)
Add: All other(1)	15	13
Hotel Adjusted EBITDA	169	152
Less: Adjusted EBITDA from hotels disposed of	(1)	(2)
Less: Adjusted EBITDA from the Hilton San Francisco Hotels	—	(5)
Comparable Hotel Adjusted EBITDA	$168	$145

	Three Months Ended March 31,
	2024	2023
Total Revenues	$639	$648
Less: Other revenue	(21)	(20)
Less: Revenues from hotels disposed of	—	(7)
Less: Revenues from the Hilton San Francisco Hotels	—	(48)
Comparable Hotel Revenues	$618	$573

	Three Months Ended March 31,
	2024	2023	Change(2)
Total Revenues	$639	$648	(1.3)%
Operating income	$92	$80	15.1%
Operating income margin(2)	14.5%	12.4%	210	bps

Comparable Hotel Revenues	$618	$573	7.8%
Comparable Hotel Adjusted EBITDA	$168	$145	16.0%
Comparable Hotel Adjusted EBITDA margin(2)	27.3%	25.4%	190	bps
______________________________________________
(1)Includes other revenues and other expenses, non-income taxes on TRS leases included in other property expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.
(2)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NAREIT FFO AND ADJUSTED FFO
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Net income attributable to stockholders	$28	$33
Depreciation and amortization expense	65	64
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Gain on sales of assets, net	—	(15)
Gain on derecognition of assets(1)	(14)	—
Impairment loss	5	—
Equity investment adjustments:
Equity in earnings from investments in affiliates	—	(4)
Pro rata FFO of investments in affiliates	1	5
Nareit FFO attributable to stockholders	84	82
Casualty loss	1	1
Share-based compensation expense	4	4
Interest expense associated with hotels in receivership(1)	14	—
Other items	8	5
Adjusted FFO attributable to stockholders	$111	$92
Nareit FFO per share – Diluted(2)	$0.40	$0.37
Adjusted FFO per share – Diluted(2)	$0.52	$0.42
Weighted average shares outstanding – Diluted	211	221
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(1)For the three months ended March 31, 2024, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed consolidated balance sheets, as Park expects to be released from this obligation upon final resolution with the lender.
(2)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT

(unaudited, in millions)
March 31, 2024
Debt	$3,764
Add: unamortized deferred financing costs and discount	22
Less: unamortized premium	(1)
Debt, excluding unamortized deferred financing cost, premiums and discounts	3,785
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	164
Less: cash and cash equivalents	(378)
Less: restricted cash	(32)
Net Debt	$3,539

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – EBITDA, ADJUSTED EBITDA, COMPARABLE HOTEL ADJUSTED EBITDA
AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, in millions)	Year Ending
	December 31, 2024
	Low Case	High Case
Net income	$151	$191
Depreciation and amortization expense	258	258
Interest income	(17)	(17)
Interest expense	209	209
Interest expense associated with hotels in receivership	55	55
Income tax expense	4	4
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	9	9
EBITDA	669	709
Gain on derecognition of assets	(55)	(55)
Share-based compensation expense	18	18
Impairment and casualty loss	6	6
Other items	17	17
Adjusted EBITDA	655	695
Less: Adjusted EBITDA from investments in affiliates	(21)	(22)
Add: All other	58	58
Comparable Hotel Adjusted EBITDA	$692	$731

	Year Ending
	December 31, 2024
	Low Case	High Case
Total Revenues	$2,640	$2,689
Less: Other revenue	(92)	(92)
Comparable Hotel Revenues	$2,548	$2,597

	Year Ending
	December 31, 2024
	Low Case	High Case
Total Revenues	$2,640	$2,689
Operating income	$407	$446
Operating income margin(1)	15.4%	16.6%

Comparable Hotel Revenues	$2,548	$2,597
Comparable Hotel Adjusted EBITDA	$692	$731
Comparable Hotel Adjusted EBITDA margin(1)	27.1%	28.1%
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(1)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share data)	Year Ending
	December 31, 2024
	Low Case	High Case
Net income attributable to stockholders	$140	$180
Depreciation and amortization expense	258	258
Depreciation and amortization expense attributable to noncontrolling interests	(5)	(5)
Gain on derecognition of assets	(55)	(55)
Impairment loss	5	5
Equity investment adjustments:
Equity in earnings from investments in affiliates	(3)	(3)
Pro rata FFO of equity investments	10	10
Nareit FFO attributable to stockholders	350	390
Casualty loss	1	1
Share-based compensation expense	18	18
Interest expense associated with hotels in receivership	55	55
Other items	14	16
Adjusted FFO attributable to stockholders	$438	$480
Adjusted FFO per share – Diluted(1)	$2.07	$2.27
Weighted average diluted shares outstanding	211	211
______________________________________________
(1)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
DEFINITIONS
Comparable
The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable metrics include results from hotels that were active and operating in Park's portfolio since January 1st of the previous year and property acquisitions as though such acquisitions occurred on the earliest period presented. Additionally, Comparable metrics exclude results from property dispositions that have occurred through April 30, 2024 and the Hilton San Francisco Hotels, which were placed into receivership at the end of October 2023.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park's ongoing operating performance or incurred in the normal course of business, and thus, excluded from management's analysis in making day-to-day operating decisions and evaluations of Park's operating performance against other companies within its industry:
•Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Impairment losses and casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.
The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. Further, the Company does not use or present EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin as measures of liquidity or cash flows.
Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted
Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.
The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Net Debt
Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) debt excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents. Net Debt also excludes Debt associated with hotels in receivership.
The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net Debt may not be comparable to a similarly titled measure of other companies.

Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.
Average Daily Rate
ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.
Revenue per Available Room
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.
Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.
Group Revenue Pace
Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.